NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXCHANGEABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXCHANGE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

CONVERTIBLE PROMISSORY NOTE

$__________	_____________ __, 2012

FOR VALUE RECEIVED, SILVER HORN MINING LTD., a Delaware corporation (the “Company”), with its primary offices located at 3346 W. Guadalupe Rd., Apache Junction, Arizona 85120 promises to pay to the order of __________ (the “Payee”) or his or its registered assigns (with the Payee, the “Holder”), upon the terms set forth below, the principal sum of __________________ ($_________) (this “Note”).

1.         Payments.

(a)           Unless an Event of Default (as defined in Section 2(a)) shall have previously occurred and be continuing or this Note shall be exchanged for securities in connection with the Subsequent Financing (as defined in Section 3) or the Conversion Option (as defined in Section 4), the full amount of principal under this Note shall be due and payable on ___________ __, 2013 (the “Maturity Date”).  This Note (A) shall be exchanged by the Holder automatically for securities in connection with the Subsequent Financing pursuant to Section 3 herein; or (ii) may be converted, in whole or in part, at the Conversion Price (as defined in Section 4) then in effect pursuant to Section 4 herein.

(b)           The Company acknowledges and agrees that this Note was issued at an original issue discount.  No regularly scheduled interest payments shall be paid on this Note.  Except as otherwise set forth in this Note, the Company may not prepay any portion of the principal amount of this Note without the prior written consent of the Holder.

2.           Events of Default.

(a)           “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)           any default in the payment of the principal of, or the interest on, this Note, as and when the same shall become due and payable;

(ii)           Company shall fail to observe or perform any obligation or shall breach any term or provision of this Note and such failure or breach shall not have been remedied within ten (10) business days after the date on which notice of such failure or breach shall have been delivered (other than those occurrences described in other provisions of this Section 2 for which a different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default);

(iii)           Company shall commence, or there shall be commenced against the Company a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, or there is commenced against the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

(b)           If any Event of Default occurs and shall be continuing, the full principal amount of this Note, together with all accrued interest thereon, shall become, at the Holder’s election, immediately due and payable in cash.

(c)           The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(d)           While in default, this Note shall bear interest at the rate of 18% per annum or, if less, such maximum rate of interest allowable under the laws of the State of Florida.

3.             Subsequent Financing Exchange - Automatic Conversion.  At any time prior to the Maturity Date or conversion pursuant to the Conversion Option pursuant to Section 4, all of the principal amount of this Note shall automatically be exchanged, in an amount equal to the face value of this Note, into the applicable dollar amount of any other equity or equity-linked securities issued by the Company in connection with a Subsequent Financing. The Company shall effect an exchange by delivering to the Holder written notice specifying therein the principal amount of this Note to be converted and the date on which such exchange shall be effected. Upon exchange of the entire principal amount of the Note, this Note shall be deemed automatically cancelled and no further amounts shall be due hereunder, regardless of whether this Note is delivered to the Company for cancellation. “Subsequent Financing” means the first subsequent sale of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and/or common stock equivalents following ___________ ___, 2012 (the “Original Issuance Date”), consisting of a private placement of the Company’s securities in an amount of at least $1,000,000 of net proceeds from the sale of securities, for a purchase price of $0.05 per share.

4.          Conversion

(a)           Conversion Option

At any time at least three months after the Original Issuance Date, this Note shall be convertible (in whole or in part), at the option of the Holder (the “Conversion Option”), into such number of fully paid and non-assessable shares of Common Stock of the Company (the “Conversion Rate”) as is determined by dividing (x) that portion of the outstanding principal balance under this Note as of such date that the Holder elects to convert by (y) the Conversion Price (as defined herein) then in effect on the date (the “Conversion Date”) on which the Holder faxes or emails a notice of conversion (the “Conversion Notice”), duly executed, to the Company, provided, however, that the Conversion Price shall be subject to adjustment as described herein.  Company shall keep written records of the amount of this Note converted, paid or exchanged, as of each Conversion Date.

(b)           Conversion Price

The term “Conversion Price” shall mean $0.05, subject to adjustment as provided herein.

(c)           Mechanics of Conversion

(i)           Not later than three trading days after any Conversion Date, the Company or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.  In the alternative, not later than three trading days after any Conversion Date, the Company shall deliver to the Holder by express courier a certificate or certificates which shall be free of restrictive legends and trading restrictions (if previously registered) representing the number of shares of Common Stock being acquired upon the conversion of this Note (the “Delivery Date”).  Notwithstanding the foregoing to the contrary, the Company or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Holder’s behalf via DWAC (or certificates free of restrictive legends) if such conversion is in connection with a sale and the Holder has complied with the applicable prospectus delivery requirements (as evidenced by documentation furnished to and reasonably satisfactory to the Company) or such shares may be sold pursuant to Rule 144 or an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the Holder by the Delivery Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion (if applicable), and whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Section 4 and shall be payable through the date notice of rescission is given to the Company.

(ii)           The Company understands that a delay in the delivery of the shares of Common Stock upon conversion of this Note beyond the Delivery Date could result in economic loss to the Holder.  If the Company fails to deliver to the Holder such shares via DWAC (or, if applicable, certificates) by the Delivery Date, the Company shall pay to the Holder, in cash, an amount per Trading Day for each Trading Day until such shares are delivered via DWAC or certificates are delivered (if applicable), together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of: (A) (i) 1% of the aggregate principal amount of the Note requested to be converted for the first 5 trading days after the Delivery Date and (ii) 2% of the aggregate principal amount of the Note requested to be converted for each Trading Day thereafter; and (B) $1,000 per day (which amount shall be paid as liquidated damages and not as a penalty).  Nothing herein shall limit the Holder’s right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and the Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).  Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Company shall only be obligated to pay the liquidated damages accrued through the date the Conversion Notice is withdrawn.

(iii)           In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit via DWAC or transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of this Note on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon conversion of this Note which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of this Note that the Company was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Note and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Cp,[amu timely complied with its conversion and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

(d)           Ownership Cap and Certain Conversion Restrictions

Notwithstanding anything to the contrary set forth in this Note, at no time may all or a portion of this Note be converted if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Holder providing the Company with 61 days’ advance notice (the “9.99% Waiver Notice”) that the Holder would like to waive this Section 4(d) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 4(d) will be of no force or effect with regard to all or a portion of the Note referenced in the 9.99% Waiver Notice.

(e)           Adjustment of Conversion Price

Until the Note has been paid in full or converted in full, the Conversion Price shall be subject to adjustment from time to time as follows:

(i)           Adjustments for Stock Splits and Combinations.  If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased.  If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased.  Any adjustments under this Section 4(e)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii)           Adjustments for Certain Dividends and Distributions.  If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, the applicable Conversion Price then in effect by a fraction:

the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii)           Adjustment for Other Dividends and Distributions.  If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section with respect to the rights of the Holder; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv)           Adjustments for Reclassification, Exchange or Substitution.  If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for herein, or a reorganization, merger, consolidation, or sale of assets provided forherin, then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v)           Adjustments for Reorganization, Merger, Consolidation or Sales of Assets.  If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for herein, or a reclassification, exchange or substitution of shares provided for herein, or a merger or consolidation of the Company with or into another person or entity where the holders of outstanding voting securities prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company's properties or assets to any other person or entity (an “Organic Change”), then as a part of such Organic Change, (A) if the surviving entity in any such Organic Change is a public company that is registered pursuant to the Exchange Act, and its Common Stock is listed or quoted on a national exchange or the OTC Bulletin Board, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change, and (B) if the surviving entity in any such Organic Change is not a public company that is registered pursuant to the Exchange Act, or its Common Stock is not listed or quoted on a national exchange or the OTC Bulletin Board, the Holder shall have the right to demand prepayment pursuant hereto.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the Holder after the Organic Change to the end that the provisions of this Section (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(vi)           Consideration for Stock.  In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold:

in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the non surviving corporation as such Board may determine to be attributable to such shares of Common Stock, securities convertible into shares of Common Stock, rights or warrants or options, as the case may be; or

in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation.  If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Note, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Note.  In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this Section  shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Company; or

for services, other than as permitted pursuant to this Section, the amount of consideration therefor shall be deemed to be the par value of the Common Stock.

(vii)           Record Date.  In case the Company shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or securities convertible into shares of Common Stock, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(viii)           Certain Issues Excepted.  Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Conversion Price in connection with the following: (a) issuances of shares of Common Stock or options to consultants, employees, officers or directors of the Company pursuant to any stock or option plan, in an aggregate amount not to exceed options to acquire more than 10% of the outstanding Common Stock in any calendar year, if and to the extent such grants are duly approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose and, in the case of any options, the exercise price of such options are in excess of the closing price of the Common Stock on the date of grant; (b) issuances of securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Issuance Date, provided that such securities have not been amended since the Issuance Date to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, or (d) to Holder or its affiliates.

(ix)           No Impairment.  The Company shall not, by amendment of its Certificate of Incorporation, Bylaws or other constitutional documents, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 4(e)(ix) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment.  In the event a Holder shall elect to convert any portion of the Note as provided herein, the Company cannot refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of all or of the Note shall have issued and the Company posts a surety bond for the benefit of such Holder in an amount equal to 100% of the amount of the Note that the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder (as liquidated damages) in the event it obtains judgment.

(x)           Certificates as to Adjustments.  Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note.  Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least 1% of such adjusted amount.

(xi)           Issue Taxes.  The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(xii)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of this Note.  All fractional shares shall be rounded up to the nearest whole share.

(xiii)           Reservation of Common Stock.  The Company shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and all interest accrued thereon; provided that the number of shares of Common Stock so reserved shall at no time be less than 120% of the number of shares of Common Stock for which this Note and all interest accrued thereon are at any time convertible.  The Company shall, from time to time in accordance with Delaware law, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company's obligations under this Section 4.

(xiv)           Regulatory Compliance.  If any shares of Common Stock to be reserved for the purpose of conversion of this Note or any interest accrued thereon require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

5.             Negative Covenants.  Until such time as thisNote remains outstanding, the Company shall not do any of the following without the prior written consent of the Holder:

(a)           create or suffer to exist any debt other than (i) debt incurred by the Company in the ordinary course of business, (ii) debt which is subordinated in the right of payment to amounts payable to Holders pursuant to this Note on terms reasonably satisfactory to the Holder; and (iii) Permitted Indebtedness. For the purposes hereof “Permitted Indebtedness” shall mean (a) the indebtedness of the Company existing on the date of issuance of this Note, (b) any indebtedness incurred by the Company or any successor-in-interest to the Company in connection with a Subsequent Financing, (c) any indebtedness the proceeds of which are used to repay this Note, and (d) any indebtedness incurred in the ordinary course of business.

(b)           sell, whether at face value or at a discount, any account receivable of the Company.

(c)           declare, order, pay or make any dividend or distribution of assets or payment of cash, or both, directly or indirectly to any person.

6.             No Waiver of the Holder’s Rights. All payments of principal shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Holder in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Holder of any of its options, powers or rights shall constitute a waiver of any other option, power or right.  Company hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Holder of less than the full amount due and payable hereunder shall in no way limit the right of the Holder to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

7.             Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

8.             Cumulative Rights and Remedies; Usury. The rights and remedies of the Holder expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Note, or applicable law (including at equity). The election of the Holder to avail itself of any one or more remedies shall not be a bar to any other available remedies, which the Company agrees the Holder may take from time to time. If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

9.             Severability. If any provision of this Note is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

10.             Successors and Assigns. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and assigns. The term “Holder” as used herein, shall also include any endorsee, assignee or other holder of this Note.

11.             Lost or Stolen Promissory Note. If this Note is lost, stolen, mutilated or otherwise destroyed, the Company shall execute and deliver to the Holder a new promissory note containing the same terms, and in the same form, as this Note. In such event, the Company may require the Holder to deliver to the Company an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

12.             Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each of the Company and the Holder agree that all legal proceedings concerning the interpretations, enforcement and defense of this Note shall be commenced in the state and federal courts sitting in the City of Miami, County of Miami-Dade (the “Florida Courts”). Each of the Company and the Holder hereby irrevocably submits to the exclusive jurisdiction of the Florida Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is brought in an inconvenient forum. Each of the Company and the Holder hereby irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of the Company and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

13.             Company shall pay to the Holder, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys’ fees, and legal expenses, which the Holder may incur in connection with (a) enforcement or collection of this Note following an Event of Default; (b) exercise or enforcement of any the rights, remedies or powers of the Holder hereunder or with respect to any or all of the obligations under this Note upon breach or threatened breach; or (c) failure by Company to perform and observe any agreements of Company contained herein.

14.             Notice. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the last known address of the party to receive such Notice.

15.             Required Notice to the Holder. The Holder is to be notified by the Company, within five business days, of the existence or occurrence of any Event of Default.

16.             Legal Representation.  Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of this Note and the matters referred to herein.  Each party recognizes and acknowledges that counsel to the Company may have represented the Holder and investors/lenders in the Company and may participate in the preparation of additional agreements and documents related to the parties and their relationshipand each party waives any conflicts of interest in connection therewith and other claimsthat it may not have been represented by its own counsel.

[Intentionally Blank]

The undersigned has executed this Note as a maker and not as a surety or guarantor or in any other capacity.

SILVER HORN MINING, LTD.

By:	/s/
Name: Daniel Bleak
Title: Chief Executive Officer

By: